Exhibit 99.1
NV5 ANNOUNCES FIRST QUARTER RESULTS EXCEEDING EARNINGS CONSENSUS
Hollywood, FL – May 4, 2023 – NV5 Global, Inc. (Nasdaq: NVEE) ("NV5" or the "Company"), a provider of technology, conformity assessment, and consulting solutions, today reported financial results for the first quarter ended April 1, 2023.

"NV5 delivered first quarter results that were above earnings consensus and in accordance with full-year guidance for revenues and earnings. We anticipate that actions taken in the first quarter will result in accelerated growth in the second half of the year. The quarter was led by the record performance of the geospatial business, which grew 15% organically, easing headwinds in the real estate transactions business and the timing of LNG revenue due to project cycles which impacted the quarter. NV5’s first quarter performance reinforces our focus on a multidisciplinary services portfolio. We therefore maintain our full-year 2023 guidance. We completed four acquisitions in the quarter including Axim Geospatial, a leader in geospatial data analytics for the defense and intelligence community. The addition of Axim Geospatial and the recent acquisition of the L3Harris commercial geospatial software group are significant steps in our positioning to capitalize on technology services, software, and subscription-based revenue," said Dickerson Wright, PE, Chairman and CEO of NV5.
First Quarter 2023 Results*
•Gross revenues in the first quarter of 2023 were $184.3 million.
•Gross profit in the first quarter of 2023 was $96.0 million.
•Net income in the first quarter of 2023 was $5.9 million.
•Adjusted EBITDA in the first quarter of 2023 was $27.7 million.
•GAAP EPS in the first quarter of 2023 was $0.39 per share.
•Adjusted EPS in the first quarter of 2023 was $0.88 per share.
•Cash flows from operating activities in the first quarter of 2023 were $11.3 million. The first quarter cash flows from operations were impacted by the timing of working capital, including increases in unbilled receivables as a result of billing milestone payment cycles and decreases in accounts payable.
*Refer to included Consolidated Statements of Net Income and Comprehensive Income for comparison to first quarter 2022.
Reiterate Full-Year 2023 Guidance
•Gross revenues between $878 million and $915 million.
•GAAP EPS between $2.93 per share and $3.33 per share.
•Adjusted EPS between $5.28 per share and $5.69 per share.

Use of Non-GAAP Financial Measures; Comparability of Certain Measures

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes adjusted EBITDA, in addition to operating profit, Net Income, and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to adjusted EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and acquisition-related costs. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income, and Diluted Earnings per Share. In addition, when presenting forward-looking non-GAAP metrics, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.

Conference Call

NV5 will host a conference call to discuss its first quarter 2023 financial results at 4:30 p.m. (Eastern Time) on May 4, 2023. The accompanying presentation for the call is available by visiting http://ir.nv5.com.

Date:    Thursday, May 4, 2023
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 888-412-4117
International dial-in number:    +1 646-960-0284
Conference ID:    6172299
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time to allow the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of technology, conformity assessment, and consulting solutions for public and private sector clients supporting sustainable infrastructure, utility, and building assets and systems. The Company focuses on multiple verticals: testing, inspection & consulting, infrastructure engineering, utility services, buildings & program management, environmental health sciences, and geospatial technology services to deliver innovative, sustainable solutions to complex issues and improve lives in our communities. NV5 operates out of more than 100 offices nationwide and internationally. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on LinkedIn, Twitter, Facebook, and Instagram.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	April 1, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$31,341	$38,541
Billed receivables, net	145,799	145,637
Unbilled receivables, net	111,351	92,862
Prepaid expenses and other current assets	13,194	13,636
Total current assets	301,685	290,676
Property and equipment, net	49,438	41,640
Right-of-use lease assets, net	38,776	39,314
Intangible assets, net	213,517	160,431
Goodwill	483,236	400,957
Other assets	3,215	2,705
Total Assets	$1,089,867	$935,723

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$48,333	$57,771
Accrued liabilities	56,073	44,313
Billings in excess of costs and estimated earnings on uncompleted contracts	37,327	31,183
Other current liabilities	1,556	1,597
Current portion of contingent consideration	10,606	10,854
Current portion of notes payable and other obligations	14,832	15,176
Total current liabilities	168,727	160,894
Contingent consideration, less current portion	2,695	4,481
Other long-term liabilities	28,638	29,542
Notes payable and other obligations, less current portion	153,084	39,673
Deferred income tax liabilities, net	16,853	6,893
Total liabilities	369,997	241,483

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized, 15,708,193 and 15,523,300 shares issued and outstanding as of April 1, 2023 and December 31, 2022, respectively	157	155
Additional paid-in capital	490,981	471,300
Retained earnings	228,732	222,785
Total stockholders’ equity	719,870	694,240
Total liabilities and stockholders’ equity	$1,089,867	$935,723

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended
	April 1, 2023	April 2, 2022
Gross revenues	$184,317	$190,154

Direct costs:
Salaries and wages	48,384	45,977
Sub-consultant services	27,615	34,825
Other direct costs	12,320	15,525
Total direct costs	88,319	96,327

Gross profit	95,998	93,827

Operating expenses:
Salaries and wages, payroll taxes, and benefits	52,672	49,767
General and administrative	17,920	16,387
Facilities and facilities related	5,374	5,185
Depreciation and amortization	11,047	9,934
Total operating expenses	87,013	81,273

Income from operations	8,985	12,554

Interest expense	(1,581)	(914)

Income before income tax expense	7,404	11,640
Income tax expense	(1,457)	(2,998)
Net income and comprehensive income	$5,947	$8,642

Earnings per share:
Basic	$0.40	$0.59
Diluted	$0.39	$0.57

Weighted average common shares outstanding:
Basic	14,883,487	14,693,323
Diluted	15,383,437	15,216,105

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended
	April 1, 2023	April 2, 2022
Cash flows from operating activities:
Net income	$5,947	$8,642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,302	11,167
Non-cash lease expense	3,286	3,092
Provision for doubtful accounts	240	678
Stock-based compensation	5,826	4,789
Change in fair value of contingent consideration	(859)	—
Gain on disposals of property and equipment	(23)	(54)
Deferred income taxes	(5,603)	(1,903)
Amortization of debt issuance costs	194	185
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	9,560	23,211
Unbilled receivables	(13,999)	2,042
Prepaid expenses and other assets	4,857	3,230
Accounts payable	(15,884)	(7,854)
Accrued liabilities and other long-term liabilities	2,375	4,684
Billings in excess of costs and estimated earnings on uncompleted contracts	3,906	(5,104)
Contingent consideration	(800)	—
Other current liabilities	(43)	(289)
Net cash provided by operating activities	11,282	46,516

Cash flows from investing activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(117,587)	(326)
Purchase of property and equipment	(6,110)	(6,044)
Net cash used in investing activities	(123,697)	(6,370)

Cash flows from financing activities:
Borrowings from Senior Credit Facility	110,000	—
Payments on notes payable	(4,085)	(4,581)
Payments of contingent consideration	(700)	(1,597)
Net cash provided by (used in) financing activities	105,215	(6,178)

Net (decrease) increase in cash and cash equivalents	(7,200)	33,968
Cash and cash equivalents – beginning of period	38,541	47,980
Cash and cash equivalents – end of period	$31,341	$81,948

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended
		April 1, 2023	April 2, 2022
Net Income		$5,947	$8,642
Add:	Interest expense	1,581	914
	Income tax expense	1,457	2,998
	Depreciation and amortization	12,302	11,167
	Stock-based compensation	5,826	4,789
	Acquisition-related costs*	632	355
Adjusted EBITDA		$27,745	$28,865

* Acquisition-related costs include contingent consideration fair value adjustments.

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

		Three Months Ended
		April 1, 2023	April 2, 2022
Net Income - per diluted share		$0.39	$0.57
Per diluted share adjustments:
Add:	Amortization expense of intangible assets and acquisition-related costs	0.65	0.57
	Income tax expense	(0.16)	(0.15)
Adjusted EPS		$0.88	$0.99